Exhibit 99.1

For Immediate Release

IR Contact

David K. Waldman

Lippert/Heilshorn & Associates
dwaldman@lhai.com
(212) 838-3777

or

e-mail: info@datawave.ca

DATAWAVE REPORTS 69% INCREASE IN FOURTH QUARTER REVENUE

Achieves 4th Consecutive Year of Profitability

WAYNE, NJ—June 30, 2005—DataWave Systems, Inc. (OTCBB: DWVS), today reported financial results for the fourth quarter and the year ended March 31, 2005.

Total revenue for the fourth quarter of fiscal 2005 increased 69% to $7.7 million, compared to $4.6 million for the same period in fiscal 2004. Net income for the fourth quarter of fiscal 2005 was $41,000 or $0.00 per diluted share, versus net income of $94,000 or $0.00 per diluted share, for the same period last year. Net income for the fourth quarter of fiscal 2005 included non-recurring costs of $459,000 related to the termination of the company’s proposed merger with Integrated Data Corp.

Total revenue for fiscal 2005 increased 35% to $24.3 million, compared to $18.0 million for fiscal 2004. Net income for fiscal 2005 was $663,000 or $0.01 per diluted share, versus net income of $494,000 or $0.01 per diluted share for fiscal 2004. Net income for the full year also included $659,000 of non-recurring costs related to the termination of the company’s proposed merger.

Josh Emanuel, chairman and chief executive officer, stated, “We are extremely pleased with our continued revenue growth, both sequentially and year-over-year. The ability to add value and authorize or reload prepaid products at retail check out registers, or through our intelligent free-standing vending machines, reduces inventory risk and provides significant savings for retailers. In addition, our unique pre-paid and stored value cards provide customers convenient and customized products such as cash cards, prepaid phone cards, and prepaid wireless airtime. As a result, our point-of-sale activation technology is rapidly penetrating the Canadian marketplace with more than 4,200 terminals installed as of June 28, 2005, and more than 500 host-to-host or distributor locations. Daily transactions processed average more than 32,000 compared with 26,000 a year ago. Meanwhile, we have barely scratched the surface of the U.S. market. Given this exciting growth opportunity, we cancelled our planned merger and recently re-domiciled the Company to the United States to focus on organic growth opportunities within the entire North American market.”

Mr. Emanuel continued, “Net income, excluding non-recurring costs related to the merger, for the fourth quarter more than doubled over the same period last year, and we achieved profitability for our fourth consecutive year. In addition, our business is highly scaleable with the ability to significantly increase our volume by introducing new products in high traffic retail locations such as grocery stores, convenience stores, and other high volume retailers—as illustrated by our recent agreement to offer our products within more than 600 Shell Canada locations. We have also signed agreements with additional U.S. and Canadian financial institutions to distribute prepaid Visa and MasterCard cards throughout North America. As a result of these and other initiatives, we are extremely optimistic about the outlook for fiscal 2006.”

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About DataWave

DataWave has been an innovator and developer of prepaid and stored-value programs and merchandising solutions since it was founded in 1994. DataWave pioneered systems that allow for point-of-sale activation of high value, high shrinkage products, such as cash cards, prepaid phone cards and prepaid wireless time. These systems work equally well over the Internet, through intelligent freestanding vending machines and POSA terminals, or with various card activation devices, including cash registers.

This press release contains forward-looking statements and projections concerning DataWave’s plans, strategies, expectations, predictions and financial projections concerning the Company’s future activities and results of operations and other future events or conditions, and are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Words such as “expect”, “believe”, “anticipate”, “may”, “will”, “plan”, “intend”, “estimate”, “could”, and other similar expressions are intended to identify these forward-looking statements. In particular, statements in this release regarding potential growth opportunities, working capital and cash flow management, operational and expense controls, future profitability and results of operations are forward looking. Statements in this press release, and elsewhere, that look forward in time or include anything other than historical information involve risks and uncertainties that may affect the Company’s actual results of operations. These statements by the Company are subject to certain risks, including, among others, future demand for its products and brand, competition from other businesses providing similar products, the ability to maintain profitability and control expenses and the Company’s ability to successfully execute its business strategy. These and other risks and uncertainties are discussed in more detail in the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are available at eh SEC website at www.sec.gov.

"DataWave" is a registered trademark of the Company. All other trademarks and trade names referred to are the property of their respective owners.

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Fiscal 2005 Consolidated Financial Statements:

These financial statements have been prepared by Management in accordance with generally accepted accounting principles in the United States and are reported in US dollars.

DATAWAVE SYSTEMS INC.
CONSOLIDATED BALANCE SHEETS
Years ended March 31, 2005 and 2004
Unaudited
(Expressed in United States dollars, except share amounts)

	2005	2004
Assets
Current
Cash and cash equivalents	$ 4,526,512	$ 852,406
Restricted cash	34,000	-
Accounts receivable and other	7,366,712	3,779,638
Inventories	4,155,614	2,234,443
Prepaid expenses and deposits	336,800	451,377
Total current assets	16,419,638	7,317,864
Restricted cash	-	54,000
Machinery and equipment, net	2,453,571	2,332,997
Equity investment	39,387	-
Deferred development costs	101,567	49,335
Other long term receivables	124,008	110,865
Goodwill	1,857,985	1,845,619
Intangible assets, net	1,079,843	378,529
Total assets	$ 22,075,999	$ 12,089,209

Liabilities
Current
Accounts payable and accrued liabilities	$ 14,547,422	$ 7,080,615
Deferred revenue	839,303	61,572
Current portion of capital lease obligations	78,344	64,641
Current portion of deferred inducement	31,002	27,716
Total current liabilities	15,496,071	7,234,544
Capital lease obligations	61,668	125,026
Deferred income taxes	309,509	267,766
Deferred inducement	342,184	280,835
Convertible promissory note	600,000	-
Total liabilities	16,809,432	7,908,171

Shareholders' equity
Common shares
Authorized, 100,000,000 common shares, $0.001 par value
Issued, 46,826,834 and 43,889,334 shares issued and outstanding at March 31, 2005 and March 31, 2004 respectively	46,827	15,006,743
Additional paid-in capital	17,920,408	2,725,492
Accumulated other comprehensive income	465,048	277,966
Accumulated deficit	(13,165,716)	(13,829,163)
Total shareholders' equity	5,266,567	4,181,038
Total liabilities and shareholders' equity	$ 22,075,999	$ 12,089,209

DATAWAVE SYSTEMS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(Expressed in United States dollars, except share amounts)

	Three months ended March 31,		Years ended March 31,
	2005	2004	2005	2004

Revenue
Sales	$ 5,644,551	$ 3,808,882	$ 16,783,031	$ 11,144,952
Net agency sales	2,087,445	779,570	7,543,982	6,898,727
Total revenue	7,731,996	4,588,452	24,327,013	18,043,679
Cost of revenues (exclusive of depreciation and amortization)	5,188,410	2,903,638	15,543,066	10,855,665
	2,543,586	1,684,814	8,783,947	7,188,014

Operating costs and expenses
General and administrative	926,997	603,297	3,278,871	2,812,821
Selling and marketing	517,350	363,825	1,905,988	1,562,150
Product development	385,427	284,391	1,312,263	1,405,248
Merger costs	459,408	-	658,652	-
Depreciation and amortization	261,371	196,885	1,142,474	835,035
Total operating costs and expenses	2,550,553	1,448,398	8,298,248	6,615,254
Operating income (loss)	(6,967)	236,416	485,699	572,760
Other income (expenses)	37,015	(14,053)	39,265	13,888
Gain (loss) on foreign exchange	(5,828)	14,650	34,605	51,279
Income before income taxes	24,220	237,013	559,569	637,927
Income taxes	-	79,000	-	(79,000)
Equity income (loss) from investee	16,757	(64,491)	103,878	(64,491)
Net income	$ 40,977	$ 93,522	$ 663,447	$ 494,436

Net income per share
- basic	$ 0.00	$ 0.00	$ 0.02	$ 0.01
- diluted	$ 0.00	$ 0.00	$ 0.01	$ 0.01

Weighted-average number of common shares
- basic	44,607,305	44,889,334	44,066,389	43,889,334
- diluted	55,757,667	43,889,334	47,426,389	43,889,334

DATAWAVE SYSTEMS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(Expressed in United States dollars, except share amounts)

	Three months ended March 31,		Years ended March 31,
	2005	2004	2005	2004
Operating activities
Net income	$ 40,977	93,522	$ 663,447	$ 494,436
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	261,371	196,885	1,142,474	835,035
Equity income (loss) from investee	(16,757)	64,491	(103,878)	64,491
Deferred income taxes	-	79,000	-	79,000
Merger costs	235,000	-	235,000	-
Amortization of lease inducement	25,547	-	25,547	-
Net change in non-cash operating assets and liabilities
Accounts receivable and other	(1,200,426)	400,019	(3,787,862)	(2,305,139)
Inventories	1,032,335	604,889	(2,074,656)	(1,009,052)
Prepaid expenses and deposits	113,418	410,016	113,603	31,172
Accounts payable and accrued liabilities	303,598	(2,130,444)	7,981,805	1,812,949
Deferred revenue	124,939	34,766	817,858	(84,848)
Net cash provided by (used in) operating activities	920,002	(246,846)	5,013,338	(81,956)

Investing activities
Restricted cash	6,000	-	20,000	-
Deferred development costs	(94,786)	(49,335)	(94,786)	(49,335)
Deferred inducements, net of related receivables	22,630	197,686	-	197,686
Purchase of machinery and equipment	(31,857)	(535,428)	(912,044)	(1,170,118)
Purchase of intangible	(265,000)	-	(265,000)	-
Net cash used in investing activities	(363,013)	(387,077)	(1,251,830)	(1,021,767)

Financing activity
Repayment of capital lease obligations	(39,487)	(182,934)	(87,402)	(182,934)
Net cash used in financing activity	(39,487)	(182,934)	(87,402)	(182,934)

Increase (decrease) in cash	517,502	(816,857)	3,674,106	(1,286,657)
Cash and cash equivalents, beginning of period	4,009,010	1,669,263	852,406	2,139,063
Cash and cash equivalents, end of period	$4,526,512	$ 852,406	$ 4,526,512	$ 852,406